Exhibit 15(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 numbers 33-45716, 33-98946, 333-66315 and 333-83556) pertaining to the 1991 Stock Option Plan for Key  Employees  and Stock Option Grant to Anthony
F.  Griffiths,  the 1991 Stock Option Plan for Key  Employees  and  Non-Employee
Directors, and the 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended, respectively, of our report dated May 17, 2005, with respect to the consolidated financial statements of Zarlink Semiconductor Inc. included in its Annual Report on Form 20-F for the year ended March 25, 2005.

Our audits also included the financial statement schedule of Zarlink Semiconductor Inc. listed in Item 18. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Ottawa,Canada                                        /s/ ERNST & YOUNG LLP
June 9, 2005                                         ---------------------
                                                     ERNST & YOUNG LLP